Exhibit 99.1

FOR IMMEDIATE RELEASE Monday, October 17, 2017	MEDIA CONTACT Tom Doheny | Media Relations (571) 353-4454 Stuart Davis | Investor Relations (703) 641-2267
CSRA to Acquire Praxis Engineering
Acquisition Will Expand CSRA’s Presence in the Intelligence Community and
Enhance Mission Applications Development Capabilities

FALLS CHURCH, VA – CSRA Inc. (NYSE:CSRA) announced today that it has signed a definitive agreement to acquire Praxis Engineering Technologies Inc. for $235 million in cash. Praxis is a leader in mission applications development and engagement in the Intelligence Community.

Headquartered in Annapolis Junction, Md., Praxis is a consulting and solutions firm dedicated to the practical application of software and systems engineering technologies. Praxis fuses world-class talent with engineering best practices, domain expertise, cutting-edge commercial technologies, and proven agile management approaches to create high-value solutions aimed at helping customers meet mission-critical needs. Praxis brings more than 350 highly-cleared employees, with the majority of them being software and systems engineers holding top-level clearances.

“I'm ecstatic that we will be able to enhance the CSRA value proposition to the Intelligence Community with the acquisition of Praxis,” said CSRA President and CEO Larry Prior. “With customers increasingly ready to adopt next-generation technologies, CSRA will be better able to help customers leverage more efficient infrastructures as they rationalize and modernize their mission applications.”

“I am thrilled to add industry-leading talent, under the leadership of Praxis’ Bill Dunahoo and Jerry Schepers, to the CSRA family,” said Leigh Palmer, CSRA’s Executive Vice President for Intelligence. “The Praxis culture exemplifies best-idea-wins and we look forward to leveraging Praxis’ creativity across the rest of the enterprise. This acquisition accelerates our vision of mission impact providing greater offerings to our customers in the intelligence community.”

“Cultural fit was of paramount importance as we selected a partner for the next phase of Praxis’ evolution,” said Praxis President and co-founder Bill Dunahoo. “Combining with CSRA will enable us to accelerate our growth, provide more opportunities for our employees, and significantly increase the value we bring to our customers’ most critical missions. We are very excited to become part of the CSRA family.”

The acquisition is subject to customary closing conditions and approvals, including antitrust approval under the Hart-Scott-Rodino Act and is expected to be completed during CSRA’s third quarter, which ends December 29, 2017. When the transaction closes, Praxis Engineering Technologies, LLC will become a wholly-owned subsidiary of CSRA LLC.

Holland & Knight LLP served as external legal counsel to CSRA. BDO USA, LLP served as accounting advisor to CSRA. Houlihan Lokey served as the exclusive financial advisor to Praxis. Venable LLP served as external legal counsel to Praxis. Chesapeake Corporate Advisors, LLC acted as transaction advisor to the stockholders of Praxis Engineering Holding, Inc. in connection with this transaction.

View this press release online.

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About CSRA Inc.

CSRA (NYSE: CSRA) solves our nation’s hardest mission problems as a bridge from mission and enterprise IT to Next Gen, from government to technology partners, and from agency to agency. CSRA is tomorrow’s thinking, today. For our customers, our partners, and ultimately, all the people our mission touches, CSRA is realizing the promise of technology to change the world through next-generation thinking and meaningful results. CSRA is driving towards achieving sustainable, industry-leading organic growth across federal and state/local markets through customer intimacy, rapid innovation and outcome-based experience. CSRA has over 18,000 employees and is headquartered in Falls Church, Virginia. To learn more about CSRA, visit www.csra.com. Think Next. Now.

Forward-looking Statements

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements represent CSRA's intentions, plans, expectations and beliefs, including statements about timing of and ability to complete the transaction and the integration of Praxis with CSRA. The forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside the control of CSRA, including the receipt of regulatory approvals for the transaction. These factors could cause actual results to differ materially from forward-looking statements. For a written description of these factors, see the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CSRA's most recent Annual Report on Form 10-K and any updating information in subsequent SEC filings. CSRA disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise.